Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                            -------------------------


                       SECURED CONVERTIBLE PROMISSORY NOTE

                                       OF

                         eROOMSYSTEM TECHNOLOGIES, INC.


$322,500                                                        November 8, 2002

         eRoomSystem Technologies, Inc., a Nevada corporation (the "Company"), for value received, hereby promises to pay to Ash Capital, LLC, a Utah limited liability company (the "Noteholder"), at 6405 South 3000 East, Suite 201, Salt Lake City, Utah 84121, or its assigns, the sum of Three Hundred Twenty-two Thousand Five Hundred Dollars ($322,500), or such other amount as may be outstanding, plus interest accrued on unpaid principal, compounded annually, at a rate per annum of eight percent (8%), from the date of this Note until the principal amount hereof and all interest accrued thereon is paid (or converted, as provided in Section 2 hereof). The principal amount of this Note, and the interest accrued thereon, shall be payable at the principal offices of the Noteholder or by mail to the registered address of the holder of this Note on the earliest to occur of (i) November 8, 2003, (ii) a default under this Note in accordance with Paragraph 8 below, (iii) a default as that term is defined in the Security Agreement executed herewith, and (iv) the date five (5) days after the date of any breach by the Company of any agreement with the Noteholder and/or any affiliate of the Noteholder, unless this Note shall have been previously converted pursuant to Section 2 hereof or as provided otherwise in this Note. All past due amounts and accrued interest thereon shall bear interest at eighteen percent (18%) per annum, compounded monthly, until paid.

         The following is a statement of the rights of the holder of this Note and the conditions to which this Note is subject, and to which the holder hereof, by the acceptance of this Note, agrees:

         1. Definitions. The following definitions shall apply for all purposes of this Note:

                  1.1 "Company" shall mean the Company as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

                  1.2 "Change of Control Transaction" shall mean a merger, acquisition, or other business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions; provided, however, the issuance of Series D Preferred Stock by the Company in its proposed private placement shall not constitute a Change of Control Transaction


                  1.3 "Conversion Date" shall mean the date on which, pursuant to Sections 2 and 3 hereof, the Noteholder exercises its right to convert this
Note into the Conversion Stock at the Note Conversion Price.

                  1.4 "Conversion Stock" shall mean the shares of Series D Preferred Stock, $.001 par value, of the Company, with the rights and terms as set forth in the Company's Certificate of Designation of Rights, Privileges and Preferences of Series D Preferred Stock ("Designation"), in the form attached hereto as Exhibit "A" and which is incorporated herein by this reference. The number and character of shares of Conversion Stock are subject to adjustment as provided herein and the term "Conversion Stock" shall include shares and other securities and property at any time receivable or issuable upon conversion of this Note in accordance with its terms. If the Conversion Date is after November 8, 2003, and the Series D Preferred Stock has not been authorized by all requisite corporate action, Conversion Stock shall mean the shares of Common Stock and notwithstanding anything to the contrary contained herein, this Note may be converted at the option of Noteholder into shares of Common Stock representing sixteen and seven tenths percent (16.7%) of the authorized capital stock of the Company or such lesser amount representing sixteen and seven tenths percent (16.7%) of the issued and outstanding shares of the capital stock of the Company calculated on a fully diluted basis if the Company provides a covenant not to increase the issued and outstanding shares of capital stock of the Company (or securities convertible thereto) without the prior consent of Noteholder which shall not be unreasonably withheld.

                  1.5 "Note Conversion Price" shall be $0.90 per share.

                  1.6 "Noteholder," "holder," or similar terms, when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

         2.       Conversion.

                  2.1 (a) Conversion of Note. At any time, the Noteholder shall have the right, at the holder's option, to convert the principal and accrued interest on this Note, in whole or in part, into Conversion Stock at the Note Conversion Price. Conversion under this Section 2 shall occur only upon surrender of this Note for conversion at the principal offices of the Company, accompanied by written notice of election to convert.

                      (b) Conversion in the Event of Prepayment or Payment of Note. Without the consent of the Noteholder, the Company shall not prepay any principal portion of this Note prior to the maturity date of the Note. At such time that the Company has funds immediately available and elects to pay the entire principal balance and accrued interest (whether as a prepayment with the consent of Noteholder or payment at or after maturity of this Note), the Noteholder shall have the option to convert the Note into Conversion Stock at the Note Conversion Price on or before the later of (i) fifteen (15) days from the receipt of notice of the Company's election to pay off the Note, or (ii) fifteen (15) days after the Company has informed the Noteholder it has authorized the Series D Preferred Stock by all requisite corporate action. The Noteholder shall have no obligation to accept any payment less than the entire principal balance, plus accrued interest.

                  2.2 Certain Transactions. The Company shall give written notice to the Noteholder of any Change of Control Transaction at least twenty
(20) business days prior to the date on which such Change of Control Transaction shall take place. Prior to the closing of such Change of Control Transaction, the Company shall, at Noteholder's election, either (i) repay all unpaid principal and interest under this Note together with a $50,000 payment to compensate Noteholder for its opportunity loss in foregoing an ownership interest in the Company, or (ii) convert this Note into Conversion Stock at the Note Conversion Price.

         3. Issuance of Conversion Stock. As soon as practicable after conversion of this Note, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Note, a certificate or certificates for the number of shares of Conversion Stock to which the holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company), together with any other securities and property to which the holder is entitled upon such conversion under the terms of this Note. Such conversion shall be deemed to have been made (i) under Section 2 above and (ii) immediately prior to the close of business on the date that the Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note a fraction of a share would otherwise result, then, in lieu of such fractional share, the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Note Conversion Price.

         4. Adjustment of Number of Shares. The number and character of shares of Conversion Stock issuable upon conversion of this Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Note) are subject to adjustment upon the occurrence of any of the following events:

                  4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. In the event that the Company shall fix a record date for the determination of holders of securities affected by any stock split, stock dividend, reclassification, recapitalization or other similar event that will, in the future, affect the number of outstanding shares of the Company's capital stock, then, and in each such case, the Noteholder, upon conversion of this Note at any time after the Company shall fix the record date for such event, shall receive, in addition to the shares of Conversion Stock issuable upon conversion on the Conversion Date, the right to receive the securities of the Company to which such holder would have been entitled if such holder had converted this Note immediately prior to such record date (all subject to further adjustment as provided in this Note).

                  4.2 Adjustment for Dividends and Distributions. In the event that the Company shall make or issue, or shall fix a record date for the determination of eligible holders of securities entitled to receive, a dividend or other distribution payable with respect to the Conversion Stock (or any shares of stock or other securities at the time issuable upon conversion of this
Note) that is payable in (a) securities of the Company other than capital stock or (b) any other assets, then, and in each such case, the Noteholder, upon conversion of this Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock (or such other stock or securities) issuable upon such conversion prior to such date, the securities or such other assets of the Company to which such holder would have been entitled upon such date if such holder had converted this Note immediately prior thereto (all subject to further adjustment as provided in this Note).

                  4.3 Adjustment for Reorganization, Consolidation, Merger. In the event of any reorganization not considered a Change of Control Transaction of the Company (or any other corporation the stock or other securities of which are at the time receivable upon the conversion of this Note) after the date of this Note, or in the event, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation where such transaction is not considered a Change of Control Transaction, then, and in each such case, the Noteholder, upon the conversion of this Note (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which such Noteholder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if such holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Section 4, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Noteholder a supplement hereto acknowledging such corporation's obligations under this Note. In each such case, the terms of the Note shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Note after the consummation of such reorganization, consolidation, merger or conveyance.

                  4.4 Conversion of Stock. In the event that all of the authorized Conversion Stock of the Company is converted, pursuant to the Company's Articles of Incorporation, into other capital stock or securities or property, or the Conversion Stock otherwise ceases to exist, then the Noteholder, upon conversion of this Note at any time after the date on which the Conversion Stock is so converted or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Conversion Stock that would have been issuable upon such conversion immediately prior to the Termination Date (the "Former Number of Shares of Conversion Stock"), the stock and other securities and property to which such Noteholder would have been entitled to receive upon the Termination Date if such holder had converted this Note with respect to the Former Number of Shares of Conversion Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Note).

                  4.5 Notice of Adjustments. The Company shall promptly give written notice of each adjustment or readjustment of the number of shares of Conversion Stock or other securities issuable upon conversion of this Note, by first class mail, postage prepaid, to the registered holder of this Note at the holder's address as shown on the Company's books. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

                  4.6 No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Conversion Stock issuable upon its conversion.

                  4.7 Reservation of Stock. The Company has taken all necessary corporate action and obtained all necessary government consents and approvals to authorize the issuance of this Note and, prior to the conversion hereof, the shares of Conversion Stock issuable upon conversion of this Note. If at any time the number of authorized but unissued Series D Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, then the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued Series D Preferred Stock or other securities to such number of shares of Common Shares or other securities as shall be sufficient for such purpose.

         5. Fully Paid Shares. All shares of Conversion Stock issued upon the conversion of this Note shall be validly issued, fully paid and non-assessable.

         6. No Rights or Liabilities as Shareholder. This Note does not by itself entitle the Noteholder to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder, shall cause such holder to be a shareholder of the Company for any purpose.

         7. Corporate Action; No Impairment. The Company will not, by amendment of its Articles of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, repurchase of securities, sale of assets or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate, or as reasonably requested by Noteholder, in order to protect the rights of the Noteholder under this Note against wrongful impairment. Until the Company has adopted the Designation, the Company shall not negotiate with or entertain discussions with any party regarding a Change of Control Transaction without the prior written consent of the Noteholder. Except to adopt the Designation, the Company shall not amend its Articles of Incorporation or issue any capital stock or options to purchase any capital stock of the Company without the prior written consent of the Noteholder; provided, however, that the Company: (A) may issue stock in connection with the exercise or conversion of currently outstanding options, warrants and other convertible securities; (B) may issue options to purchase common stock, pursuant to its 2000 Stock Option and Incentive Plan, to its sale representatives at the end of each fiscal quarter based on the placement of the Company's products during such quarter, and (C) may issue not more than 300,000 shares of common stock in satisfaction of existing trade payables, such issuances at not less than 75% of the closing bid price of the Company's common stock on the date of settlement

         8. Default. The Company will be in default if the Company fails to make any payment when due hereunder. The Company will also be in default if any of the following occurs and such default is not cured within a ten (10) day period after the Noteholder has given the Company written notice of such default:

                  (a) The Company breaches any material obligation to the Noteholder hereunder.

                  (b) A receiver is appointed for any part of the Company's property, the Company makes an assignment for the benefit of creditors, or any proceeding is commenced either by the Company or against the Company under any bankruptcy or insolvency laws.

                  (c) The Company materially defaults under the Security Documents referred to in Section 9 below.

                  (d) The Company suspends its normal business operations or otherwise fails to continue to operate its business in the ordinary course.

In the event of a default under this Section 8, Noteholder shall, in addition to any other remedies allowed by law, be entitled to accelerate all unpaid principal and interest under this Note.

         9. Security Agreement. This Note is secured by a security interest in certain collateral, which security interest was granted by the Company to the original holder of the Note pursuant to the terms of a certain security agreement (the "Security Agreement"), and a certain pledge agreement (the "Pledge Agreement") (which together are sometimes referred to herein as the "Security Documents"), which agreements are dated on or about the date of this Note, are among the original holder of the Note and the Company, and are incorporated herein by this reference.

         10. Revolving Line of Credit. [Intentionally omitted]

         11. Waiver and Amendment. ANY PROVISION OF THIS NOTE MAY BE AMENDED, WAIVED, MODIFIED, DISCHARGED OR TERMINATED SOLELY UPON THE WRITTEN CONSENT OF BOTH THE COMPANY AND THE NOTEHOLDER.

         12. Assignment; Binding upon Successors and Assigns. The Company may not assign any of its obligations hereunder without the prior written consent of Noteholder. The terms and conditions of this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

         13. Waiver of Notice; Attorneys' Fees. The Company and all endorsers of this Note hereby waive notice, demand, notice of nonpayment, presentment, protest and notice of dishonor. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Noteholder shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled. Noteholder will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         14. Construction of Note. The terms of this Note have been negotiated by the Company, the original holder of this Note and their respective attorneys and the language hereof will not be construed for or against either Company or Noteholder. Unless otherwise explicitly set forth, a reference to a Section will mean a Section in this Note. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Note which will be considered as a whole.

         15. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing, shall be delivered by hand or overnight courier service, by certified mail, postage prepaid, or by facsimile, and will be deemed given upon delivery, if delivered personally, one business day after deposit with a national courier service for overnight delivery, or one business day after transmission by facsimile with confirmation of receipt, and three days after deposit in the mails, if mailed, to the following addresses:

                  (i) If to the Noteholder:

                           6405 South 3000 East, Suite 201
                           Salt Lake City, Utah 84121
                           Facsimile:  (801) 453-2090

                  (ii) If to Company:

                           eRoomSystem Technologies, Inc.
                           106 East 13200 South
                           Draper, UT 84020-8954
                           Facsimile:  (801) 572-3122

or to such other address as may have been furnished to the other party in writing pursuant to this Section 15, except that notices of change of address shall only be effective upon receipt.

         16. Governing Law. This Note shall be governed by and construed under the internal laws of the United States and the State of Utah as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without reference to principles of conflict of laws or choice of laws.

         17. Trust Account. The Company and Noteholder acknowledge and agree that amounts borrowed pursuant to this Note have been placed in a trust account for the benefit of Noteholder, all as set forth in a letter agreement dated November 8, 2002 ("Letter Agreement") and that such amounts shall be held and delivered as set forth in the Letter Agreement.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name as of the date first above written.

                                    eROOMSYSTEM TECHNOLOGIES, INC.


                                     By:    /s/ Derek K. Ellis
                                        ----------------------------------------
                                           Derek K. Ellis
                                           Chief Financial Officer and Treasurer

                                    EXHIBIT A

        CERTIFICATE OF DESIGNATION OF RIGHTS, PRIVILEGES AND PREFERENCES
                           OF SERIES D PREFERRED STOCK
                         eROOMSYSTEM TECHNOLOGIES, INC.
                           CERTIFICATE OF DESIGNATION
                      OF RIGHTS, PRIVILEGES AND PREFERENCES
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK



         eRoomSystem Technologies, Inc., a Nevada corporation (the "Corporation"), hereby certifies that the following resolution was duly adopted by action of the Board of Directors of the Corporation dated October 28, 2002:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors designates and creates a series of Preferred Stock from the authorized shares of Preferred Stock, par value $0.001 per share, of the Corporation, and that the designation and amount thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, shall be as follows:

         1. Designation and Amount. The shares of such series shall be designated as "Series D Convertible Preferred Stock" (the "Series D Preferred") and the number of shares constituting the Series D Preferred shall be 2,777,778.

         2. Dividends. The holders of shares of Series D Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in common stock of the Corporation ("Common Stock")) on the Common Stock, at the rate of $0.054 per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares after the filing of this Certificate), or, if greater (as determined on a per annum basis and on an as converted basis for the Series D Preferred) an amount equal to that paid on any other outstanding stock of this Corporation, payable when and if declared by the Board of Directors. Such dividends shall not be cumulative.

         3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

                  3.1 Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), the holders of shares of Series D Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series D Preferred by reason of their ownership thereof, an amount per share equal to (i) the sum of (A) $0.90 for each outstanding share of Series D Preferred and (B) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like after the filing of this Certificate). If upon any Liquidation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred and any other class of series of stock ranking on liquidation on a parity with the Series D Preferred ("Parity Stock") the full amount to which they shall be entitled, the holders of shares of Series D Preferred and any Parity Stock shall share ratably in any distribution of the assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  3.2 Participation. Upon the completion of the distribution required by Section 3.1, the holders of shares of Series D Preferred (on an as converted basis) and Common Stock then outstanding shall be entitled to be paid out of the remaining assets of the Corporation additional amounts on a pro rata basis.

                  3.3 Certain Transactions. The merger or consolidation of the Corporation into or with any other entity, or the sale of all or substantially all of the assets of the Company, as a result of which the stockholders of the Corporation immediately prior to such transaction, in their capacities as such, own, immediately following such transaction, less than 50% of the surviving or buying entity or its parent, shall be deemed to be a Liquidation for all purposes of this Section 3.

                  3.4 Noncash Consideration. In any Dissolution, if the consideration received by the Corporation or its shareholders is other than cash, its value for purposes of this Section 3 will be determined as follows:

                  (a) Securities not subject to investment letter or other similar restrictions on free marketability covered by Section 3.4(b):

                           (1) If traded on a securities exchange or through the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-calendar-day period ending 3 trading days prior to the closing;

                           (2) If actively traded over-the-counter (other than
through the Nasdaq National Market), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-calendar-day period ending 3 trading days prior to the closing; and

                           (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred.

                  (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as stated in Section 3.4(a) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred.

                  (c) Other non-cash consideration shall be valued at the fair market value thereof, as mutually determined by the Corporation and the holders of a majority of the Series D Preferred. In a transaction described in
Section 3.3, the pricing of the non-cash consideration in connection with the dissolution is the same as it was priced in the underlying transaction, as determined in good faith by the Corporation's Board of Directors. If the holders of not less than a majority of the Series D Preferred object to the Board's determination of the value of a transaction described in Section 3.3, the Corporation and the holders of not less than a majority of the Series D Preferred shall each appoint one independent investment-banker or qualified appraiser and such persons shall in turn select a third investment-banker or qualified appraiser, which group of three persons shall then determine, by majority vote, the fair market value thereof.

                  3.5      Noncompliance. In the event the requirements of this
Section 3 are not complied with as to any transaction, the Corporation shall forthwith either:

                  (a) cause the closing of such transaction to be postponed until such time as the requirements of this Section 3 have been complied with; or

                  (b) cancel such transaction, in which event the rights, preferences and privileges of the holders of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice given pursuant to Section 3.6.

                  3.6 Notice. The Corporation shall give each holder of record of Series D Preferred written notice of any impending transaction which constitutes or would result in a Liquidation not later than 15 days prior to the stockholders' meeting called to approve such transaction, or 15 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series D Preferred that represent at least a majority of the voting power of all then outstanding shares of Series D Preferred.

         4. Voting Rights. The holders of the Series D Preferred shall have the following voting rights:

                  4.1 General. Except as otherwise required by law or as set forth in Section 4.2, the shares of Series D Preferred shall be voted together with the Common Stock and all other series of Preferred Stock at any annual or special meeting of the stockholders of the Corporation, or may act by written consent in the same manner as the Common Stock and any other series of Preferred Stock. Each holder of Series D Preferred shall be entitled to such number of votes for the Series D Preferred held by it on the record date fixed for such meeting or on the effective date of such written consent as shall be equal to the whole number of shares of Common Stock into which the shares of Series D Preferred held by such holder are convertible immediately after the close of business on the record date fixed for such meeting or on the effective date of such written consent.

                  4.2 Protective Provisions. The vote or written consent of the holders of a majority of all shares of Series D Preferred then outstanding shall be required for any action which:

                  (a) changes the rights, preferences, privileges, qualifications, limitations or restrictions of the Series D Preferred;

                  (b) increases or decreases the authorized number of shares of Series D Preferred;

                  (c) issues or creates any new class of equity security having rights preferential to or on parity with the rights of the Series D Preferred with respect to dividends or amounts distributable on Liquidation, or which amends the terms of or reclassifies any class of equity securities with the same effect;

                  (d) redeems, repurchases or otherwise acquires any shares of any class of equity securities or any securities or instruments convertible into, exchangeable for or carrying any right to acquire equity securities, or authorizes or creates a sinking fund for any such purpose; or

                  (e) amends the Corporation's Certificate of Incorporation (including without limitation the adoption or effectiveness of any certificate of rights, Privileges and Preferences of any new class or series of Preferred Stock) in any way which adversely affects the rights, preferences or privileges of the Series D Preferred.

         5. Conversion Rights. The holders of Series D Preferred shall have conversion rights as follows:

                  5.1 Right to Convert. Each share of Series D Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time, at the office of the Corporation or any transfer agent for the Series D Preferred, into the number of fully paid and nonassessable shares of Common Stock determined by dividing $0.90 by the Conversion Price in effect at the time of conversion. The price at which shares of Common Stock will be deliverable upon conversion of the Series D Preferred Stock (the "Conversion Price") shall initially be $0.15 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as provided in this Section 5.

                  5.2 Automatic Conversion. Each share of Series D Preferred shall automatically be converted, at the Conversion Price then in effect, upon the election by vote or written consent of a majority of shares of Series D Preferred to convert into Common Stock.

                  5.3 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled (computing the number of shares of Common Stock to which any holder is entitled on an aggregate basis with respect to all shares to be converted by such holder at the time of such conversion), the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock, determined by the Board of Directors in good faith. Before any holder of Series D Preferred shall be entitled to convert the same into full shares of Common Stock pursuant to Section 5.1, and before the Corporation shall be obligated to issue certificates for shares of Common Stock upon the automatic conversion of Series D Preferred pursuant to Section 5.2, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for Series D Preferred and, in the case of a conversion pursuant to Section 5.1, shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to its nominee(s), a certificate or certificates for the number of shares of Common Stock to which such holder or nominee(s) shall be entitled as set forth above, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  5.4      Adjustments to Conversion Price for Dilutive Issues.

                  (a) Additional Shares of Common Stock. For purposes of this Section 5.4, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5.4(b), deemed to be issued) by the Corporation after the issuance of the Series D Preferred, other than shares of Common Stock issued or issuable:

                           (i) upon conversion of shares of Series D Preferred;

                           (ii) to vendors and key customers;

                           (iii) as a dividend or distribution on the Series D
Preferred;

                           (iv) in any event for which adjustment is made
pursuant to Section 5.5, 5.6 or 5.7 hereof; or

                           (v) by way of dividend or other distribution on
shares excluded from the definition of Additional Shares of Common Stock by this
Section 5.4(a).

                  (b) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time shall issue any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities ("Options") or any evidence of indebtedness, shares or securities directly or indirectly convertible into or exchangeable for Common Stock ("Convertible Securities") or shall fix a record date for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities shall, subject to the exclusions set forth in Section 5.4(a), be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that in any such case in which Additional Shares of Common Stock are so deemed to be issued:

                           (i) no further adjustment in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (ii) if such Options or Convertible Securities by
their terms provide, with
the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or any increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to equal the lesser of (A) a price that reflects such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities or (B) a price calculated as if such Options or Convertible Securities were excluded from the definition of "Additional Shares of Common Stock," it being the Corporation's intent that the issuance of such Options or Convertible Securities, together with the foregoing adjustments in their terms, will not have the net effect of increasing the Conversion Price of the Series D Preferred;

                           (iii) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A)     in the case of Convertible
Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                    (B)     in the case of Options for
Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5.4(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (iv) in the case of any Options that expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

                           (v) if such record date shall have been fixed and
such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5.4 as of the actual date of their issuance.

                  (c) No Adjustment of Conversion Price. No adjustment of the Conversion Price, in respect of the issuance of Additional Shares of Common Stock or otherwise, shall be made unless the consideration per share for Additional Shares of Common Stock issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                  (d) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by dividing:

                           (i) an amount equal to the sum of (A) the number of
shares of Common Stock outstanding immediately prior to such issue or subject to options, warrants, conversion rights and other similar rights outstanding immediately prior to such issue or (without duplication) reserved for issuance under option plans and other plans applicable to employees or directors of the Corporation, multiplied by the Conversion Price in effect immediately prior to such issue, plus (B) the aggregate consideration, if any, received by the Corporation for the issuance and sale of such Additional Shares of Common Stock by

                           (ii) the sum of (A) the number of shares of Common
Stock outstanding immediately prior to such issue or subject to options, warrants, conversion rights and other similar rights outstanding immediately prior to such issue or (without duplication) reserved for issuance under option plans and other plans applicable to employees or directors of the Corporation, plus (B) the number of such Additional Shares of Common Stock so issued.

                  (e)      Determination of Consideration. For purposes of this
Section 5.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be determined as follows:

                           (i) Cash, Property and Services. Such consideration
shall:

                                    (A)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B)     insofar as it consists of
indebtedness (other than Convertible Securities), be computed on the basis of the face amount of such indebtedness on the date of such issue;

                                    (C)     insofar as it consists of (1)
property other than cash or indebtedness (other than Convertible Securities), or
(2) services rendered, be computed at the fair value thereof at the time of such issue as determined in good faith by the Board of Directors; and

                                    (D)     in the event Additional Shares of
Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 5.4(e)(i)(A),
(B) and (C), allocable to the Additional Shares of Common Stock, as determined by the Board of Directors in good faith.

                           (ii) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.4(b), relating to Options and Convertible Securities, shall be determined by dividing:

                                    (A)     the total amount, if any, received
or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (B)     the maximum number of shares of
Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

The consideration per share so determined shall be subject to adjustment pursuant to Sections 5.4(b)(ii) through(v).

                  5.5 Adjustment for Stock Splits, Dividends and Combinations. If the Corporation, at any time or from time to time after the original issuance of the Series D Preferred, shall effect a subdivision of the outstanding Common Stock, or shall fix a record date for determination of stockholders entitled to receive a dividend of Common Stock on its outstanding Common Stock, the Conversion Price then in effect immediately before such subdivision or as of such record date shall be proportionately reduced, and if the Corporation shall combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5.5 shall become effective at the close of business on the date the subdivision or combination becomes effective or on the record date for determining holders of any class of securities entitled to receive the dividend, provided that if such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price that became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 5.5 as of the time of actual payment of such dividend.

                  5.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of shares of Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their shares of Series D Preferred been converted into shares of Common Stock on the date of such event, giving effect to all adjustments called for with respect to such securities during the period from the date of such event to and including the conversion date.

                  5.7 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3.3) provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive upon conversion of the Series D Preferred the number of shares of stock or other securities or property, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series D Preferred after the recapitalization so that the provisions of this Section 5 (including without limitation Section 5.4) shall be applicable after that event on a basis as equivalent to its application prior to such recapitalization as practicable.

                  5.8 No Impairment. The Corporation will not, by amendment of this Certificate of Rights, Privileges and Preferences or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Series D Holders against impairment.

                  5.9 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred, in addition to such other remedies as shall be available to the Holders of such shares of Series D Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  5.10 Certificate of Conversion Price. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series D Preferred at the time in effect, and (C) the number of shares of Common Stock and the nature and amount, if any, of other property which at the time would be received upon the conversion of a share of Series D Preferred.

                  5.11 Notices of Record Date. In the event the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         6. Redemption. The Corporation shall not have the right to redeem shares of Series D Preferred and holders of Series D Preferred shall not have the right to cause the Corporation to redeem such shares.

         7. Notices. Any notice required by this Certificate to be given to the holders of shares of Series D Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

         Shareholder approval was not required to approve this Certificate.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, ERoomSystem Technologies, Inc. has caused this Certificate of Designation of Rights, Privileges and Preferences to be signed and attested this 12th day of November, 2002.

ATTEST:                                 eROOMSYSTEM TECHNOLOGIES, INC.


By:/s/ Gregory L. Hrncir                By:   /s/ David S. Harkness
   ------------------------                   -----------------------
   Name: Gregory L. Hrncir                    Name: David S. Harkness
   Secretary                                  President